UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017
Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (212) 918-1800

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On February 23, 2017, the compensation committee (the “Committee”) of the board of directors of Medidata Solutions, Inc. (the “Company”) approved the following compensatory arrangements for its named executive officers (other than Mr. Hirschfeld who is retiring from the Company effective March 31, 2017).
2016 Annual Cash Bonuses. The Committee determined the annual cash bonus awards for 2016 for each of the Company’s named executive officers, based on its assessment of achievement of the 2016 performance targets previously set by the Committee, as follows: Tarek Sherif (Chairman and Chief Executive Officer)—$616,000; Glen de Vries (President)—$616,000; Mike Capone (Chief Operating Officer)—$558,626; Rouven Bergmann (Chief Financial Officer)—$300,713; and Steven Hirschfeld (Vice Chairman)—$232,369.
2017 Salaries and Bonus Targets. The Committee approved 2017 salaries and target cash bonus amounts for the Company’s named executive officers. The 2017 cash bonuses will be determined by the Committee based on achievement of the following factors: (i) the Chief Executive Officer and President—100% corporate financial performance objectives (revenue and EBITDAO); and (ii) the bonuses for all other named executive officers of the Company will be based 75% on the company performance objectives and 25% based on individual performance objectives.
The table below sets forth the 2017 salaries and target cash bonus amounts of the Company’s named executive officers (other than Mr. Hirschfeld who is retiring from the Company effective March 31, 2017 and will receive his existing base salary of $382,500 through such date):

Name	Office	2017 Salary	2017 Bonus Target
Tarek Sherif	Chairman and Chief Executive Officer	$570,000	$570,000
Glen de Vries	President	$570,000	$570,000
Mike Capone	Chief Operating Officer	$500,000	$500,000
Rouven Bergmann	Chief Financial Officer	$475,000	$356,250

2017 Equity Awards. The Committee approved equity awards for 2017 pursuant to the Second Amended and Restated 2009 Long-Term Incentive Plan, with 50% of such awards being in the form of shares of restricted stock with service-based vesting, and 50% of such awards being in the form of restricted stock units with performance-based vesting (“PBRSUs”), except for Messrs. Sherif and de Vries who received 40% of such awards in the form of service-based shares of restricted stock and 60% of such awards in the form of PBRSUs.
The shares of restricted stock will vest annually over a four-year period from grant, 25% on the first anniversary of the grant date and each of the next three annual anniversaries of the grant date (i.e., one-fourth of the shares will vest on each of February 23, 2018, February 23, 2019, February 23, 2020, and February 23, 2021), subject to continued employment with the Company.

Each PBRSU represents a contingent right to receive 0-200% of the target number of shares. The number of shares actually earned shall be in a range from 0% to 200% of the target amount, with one-half of the award vesting based on the Company’s achievement of performance goals based on the Company’s GAAP Net Income Attainment subject to certain limited adjustments over a three-year performance period ending December 31, 2019 (and the illustrative models for over-performance and under-performance in comparison to the Company’s targets that were reviewed by the Committee) and one-half of the award vesting based on the Company’s total stockholder return (“TSR”) relative to the TSR of companies in the Russell 2000 Index over a three-year performance period ending December 31, 2019.
The table below sets forth the 2017 awards of restricted stock and PBRSUs awarded to the following named executive officers:

Name	Office	Number of Shares of Restricted Stock	Number of PBRSUs
			2017-2019 GAAP Net Income Attainment (50%)	2017-2019 Relative TSR (50%)
Tarek Sherif	Chairman and Chief Executive Officer	49,904	37,428	37,428
Glen de Vries	President	49,904	37,428	37,428
Mike Capone	Chief Operating Officer	43,186	21,593	21,593
Rouven Bergmann	Chief Financial Officer	26,392	13,196	13,196

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: March 1, 2017

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel and Secretary